EXHIBIT (q)(40)

POWER OF ATTORNEY

     We, the undersigned officers and Trustees of Parametric Structured Absolute Return Portfolio, a Massachusetts business trust, do hereby severally constitute and appoint Barbara E. Campbell, Thomas E. Faust Jr., Maureen A. Gemma and Frederick S. Marius, or any of them, to be true, sufficient and lawful attorneys, or attorney for each of us, to sign for each of us, in the name of each of us in the capacities indicated below, any Registration Statement and any and all amendments (including post-effective amendments) to such Registration Statement filed by Eaton Vance Mutual Funds Trust with the Securities and Exchange Commission in respect of shares of beneficial interest and other documents and papers relating thereto.

     IN WITNESS WHEREOF we have hereunto set our hands on the dates set opposite our respective signatures.

Signature	Title	Date

	President and Principal	August 8, 2011
/s/ Duncan W. Richardson	Executive Officer
Duncan W. Richardson

/s/ Barbara E. Campbell	Treasurer and Principal Financial	August 8, 2011
Barbara E. Campbell	and Accounting Officer

/s/ Benjamin C. Esty	Trustee	August 8, 2011
Benjamin C. Esty

/s/ Thomas E. Faust Jr.	Trustee	August 8, 2011
Thomas E. Faust Jr.

/s/ Allen R. Freedman	Trustee	August 8, 2011
Allen R. Freedman

/s/ William H. Park	Trustee	August 8, 2011
William H. Park

/s/ Ronald A. Pearlman	Trustee	August 8, 2011
Ronald A. Pearlman

/s/ Helen Frame Peters	Trustee	August 8, 2011
Helen Frame Peters

/s/ Lynn A. Stout	Trustee	August 8, 2011
Lynn A. Stout

/s/ Ralph F. Verni	Trustee	August 8, 2011
Ralph F. Verni